Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the FedEx Corporation Incentive Stock Plan of FedEx Corporation of our reports dated July 10, 2008, with respect to the consolidated financial statements and schedule of FedEx Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 2008, and the effectiveness of internal control over financial reporting of FedEx Corporation, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Memphis, Tennessee
December 17, 2008